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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-45904) of The Kroger Co. of our report dated June 12, 2001 relating to the financial statements of The Kroger Co. Savings Plan which appears in the 11-K filed as an exhibit to this Form 10-K/A.

We also hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-11909) of The Kroger Co. of our report dated June 12, 2001 relating to the financial statements of the Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan which appears in the 11-K filed as an exhibit to this Form 10-K/A.

We also hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-89977) of The Kroger Co. of our report dated June 22, 2001 relating to the financial statements of the Fred Meyer, Inc. 401(k) Savings Plan for Collective Bargaining Unit Employees which appears in the 11-K filed as an exhibit to this Form 10-K/A.

We also hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-89977) of The Kroger Co. of our report dated June 22, 2001 relating to the financial statements of the Fred Meyer, Inc. 401(k) Savings Plan which appears in the Form 11-K filed as an exhibit to this Form 10-K/A.



/s/PricewaterhouseCoopers LLP


Cincinnati, Ohio
June 28, 2001